AMENDMENT
TO THE
WHIRLPOOL SUPPLEMENTAL EXECUTIVE
RETIREMENT PLAN
(As Amended and Restated Effective as of January 1, 2009)

THIS AMENDMENT is made this 31st day of July, 2026 by WHIRLPOOL CORPORATION (the “Company”) pursuant to the authority granted to the Chief Human Resources Officer by resolution of the Human Resources Committee of the Board of Directors, adopted June 15, 2026.

    The Whirlpool Supplemental Executive Retirement Plan (the “Plan”), as amended and restated effective January 1, 2009, is hereby amended, effective as of August 1, 2026, as follows:
1.Article 1 of the Plan is hereby amended by adding the following new Section 1.4 to the end thereof to provide as follows:
“1.4.    Plan Closure
The Plan is closed to all employees hired or rehired on or after August 1, 2026. Any employee hired or rehired after such date shall not be eligible for the Plan and, in the case of a rehire, shall accrue no additional benefits under the Plan for any period of employment on or after August 1, 2026. Similarly, the Plan is closed to all individuals hired or rehired by the Company or any Affiliate thereof prior to August 1, 2026 who, as of such date, were not Participants in the Plan and therefore such individuals will never become eligible to participate in the Plan.”
2.Section 2.1(s) of the Plan is amended in its entirety to read as follows:
“(s)    ‘WEPP’ means the Whirlpool Employees Pension Plan as modified by the Part II Supplement for the Salaried Employees Participating Group. Effective January 1, 2018, ‘WEPP’ means the Whirlpool Tammy Employees Pension Plan and/or the Whirlpool Holly Employees Pension Plan as modified by Appendix I, Supplement 2 for the Salaried Employees Participating Group under each plan. Effective January 1, 2023, ‘WEPP’ means the Whirlpool Tammy Employees Pension Plan, as modified by Appendix I, Supplement 2 for the Salaried Employees Participating Group.
3.Section 3.1 of the Plan is hereby amended in its entirety to provide as follows:
“3.2.    Participation
(a)    An employee who was a Participant in the Plan on December 31, 2008, shall continue to be a Participant on and after January 1, 2009. An Employee who was not a Participant in the Plan on December 31, 2008, shall become eligible to participate in the Plan if such person is hired in, or is promoted to, a position of employment with the Employer that is in Bands 00, 01, 02, 03 or 04a, or its current equivalent under the Company’s position grading system.
(b)    Notwithstanding anything in the Plan to the contrary, no Employee hired or rehired after July 31, 2026 shall be eligible to participate in the Plan or, in the case of a rehire, accrue additional benefits under the Plan for any period of employment on or after such date.
(c)    Further notwithstanding anything in the Plan to the contrary, no employee who (i) has never participated in the Plan, and (ii) is transferred after July 31, 2026 to an eligible position under Section 3.2(a), shall be eligible to participate in the Plan.
(d)    Further notwithstanding anything in the Plan to the contrary, an Employee who (i) previously participated in the Plan, (ii) is not, as of July 31, 2026, actively accruing benefits under the Plan, and (iii) is transferred after July 31, 2026 to an eligible position under Section 3.2(a), shall be eligible to accrue additional benefits under the Plan for periods of employment on or after such transfer date.”
*    *    *
IN WITNESS WHEREOF, Whirlpool Corporation has caused this Amendment to the Plan to be executed by its duly authorized officer as of the date first set forth above.

                Whirlpool Corporation

            By:     /s/CAREY L. MARTIN
Carey L. Martin
                Chief Human Resources Officer

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